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                                                                    Exhibit 23.1


                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-110118) and related Prospectus of Net2Phone, Inc. for the registration of 14,575,000 shares of its common stock and to the inclusion of our report dated October 29, 2003, with respect to the consolidated financial statements and schedule of Net2Phone, Inc. included in its Annual Report (Form 10-K) for the year ended July 31, 2003, filed with the Securities and Exchange Commission.



New York, New York
November 6, 2003